Exhibit 10.19d

GREEN PLAINS RENEWABLE ENERGY, INC.

2009 EQUITY INCENTIVE PLAN

DIRECTOR DEFERRED STOCK UNIT AGREEMENT

DIRECTOR DEFERRED STOCK UNIT AGREEMENT (the “Agreement”) dated as of the “Grant Date” specified in Section 1 below, by and between Green Plains Renewable Energy, Inc., an Iowa corporation (the “Company”), and the “Director” specified in Section 1.  This Agreement is a Stock-Based Award pursuant to the Green Plains Renewable Energy, Inc. 2009 Equity Incentive Plan (the “Plan”).

1.

Award.

(a)

Director:  ________

(b)

Grant Date: _________

(c)

Vesting Date: ________

(d)

Number of Units: ________

2.

Grant of Deferred Stock Units.  The Company hereby evidences and confirms its grant to the Director, effective as of the Grant Date, of the Number of Units (the “Deferred Stock Units”) specified in Section 1 above.  This Agreement is subordinate to, and the terms and conditions of the Deferred Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.  Any capitalized term used herein without definition shall have the meaning set forth in the Plan.

3.

Settlement of Deferred Stock Units.  Subject to Section 8(d), the Company shall deliver to the Director one Share in settlement of each outstanding Deferred Stock Unit on the first business day coincident with or next following the third anniversary of the Grant Date if the Director is vested in this Award at such time, or as soon thereafter as practicable (but no later than December 31 of such year). Delivery of Shares to the Director shall be made either (a) by issuing to the Director one or more stock certificates evidencing the Shares or (b) by registering the issuance of the Shares in the name of the Director through a book entry credit in the records of the Company's transfer agent.  No fractional Shares shall be issued in respect of the Deferred Stock Units.  Fractional Deferred Stock Units shall be settled through a cash payment equal to the Fair Market Value of the Stock on the settlement date.

4.

Vesting.  This Award shall become fully vested as follows:

(a)

on the Vesting Date, unless the Director has a Termination of Service (defined below) before the Vesting Date for any reason, including a failure to be nominated or reelected as a member of the Board, other than death or Disability; or

(b)

in accordance with Section 8(j) in the event of a Change in Control.

If the Director has a Termination of Service before this Award vests, the Director's rights with respect to the Deferred Stock Units shall terminate, the Deferred Stock Units shall be forfeited and no Shares shall be delivered with respect to such forfeited Deferred Stock Units.  Director will have a “Termination of Service” upon the expiration or other termination of Director's term as a director of the Company if the termination constitutes a good-faith and complete termination of relationship, with no anticipation of a renewed term or of Director becoming an Employee.

5.

Securities Law Compliance.  Notwithstanding any other provision of this Agreement, the Director may not sell the Shares acquired upon vesting of the Deferred Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act.  The sale of any of the Shares must also comply with other applicable laws and regulations governing the Shares and Director may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

6.

Director's Rights with Respect to the Deferred Stock Units.

(a)

Restrictions on Transferability.  The Deferred Stock Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Director upon the Director's death; provided that the deceased Director's beneficiary or representative of the Director's estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Director.

(b)

No Rights as Stockholder.  The Director shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares corresponding to the Deferred Stock Units granted hereby unless and until Shares are issued to the Director in respect thereof.

(c)

Dividend Equivalents.  The Director shall be credited with dividend equivalents in the form of additional Deferred Stock Units when cash dividends, if any, are paid on the Shares.  Such dividend equivalents shall be computed by dividing: (i) the amount obtained by multiplying the amount of the dividend declared and paid for each Share by the number of Deferred Stock Units held by the Director on the record date, by (ii) the Fair Market Value of Shares on the dividend payment date for such dividend, with fractions computed to four decimal places.  Such additional Deferred Stock Units shall vest and be settled in the same manner as the Deferred Stock Units to which they relate.

7.

Adjustment in Capitalization.  The number, class or other terms of any outstanding Deferred Stock Units shall be adjusted by the Committee to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as it determines in its sole discretion.

8.

Miscellaneous.

(a)

Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the Company and the Director and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Company and the Director or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)

No Right to Continued Service.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company to terminate the Director's service at any time, or confer upon the Director any right to continue as director.

(c)

Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and biding and conclusive on all persons affected hereby.

(d)

Tax Withholding.  The Company and its Affiliates shall have the right to deduct from all amounts paid to the Director in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the Deferred Stock Units under the Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld.  The Committee may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of Shares.  The Committee may, in its discretion, require the Director, or permit the Director to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold or sell the least number of whole Shares having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld.  Any issuance of Shares otherwise required by this Agreement may be delayed until such requirements are satisfied.

(e)

Legend.  The Committee may affix to any certificate representing Shares issued pursuant to this Agreement, any legend that the Committee determines to be necessary or advisable.

(f)

Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Iowa regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g)

Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By accepting the Deferred Stock Units evidenced hereby, the Director acknowledges that: (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the Award does not create any contractual or other right to receive future grants of Awards; (c) Director’s rights hereunder are subject to all terms, conditions and limitations set forth in this Agreement; (d) participation by Director in the Plan is voluntary; (e) the value of the Deferred Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (f) the future value of the Shares is unknown and cannot be predicted with certainty.

(h)

Unsecured.  No assets or Shares shall be segregated or earmarked by the Company in respect of Deferred Stock Units.  The grant of the Deferred Stock Units shall not constitute a trust and shall be an unsecured contractual obligation of the Company.

(i)

Employee Data Privacy.  By accepting the Deferred Stock Units evidenced hereby, the Director: (a) authorizes the Company, or any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any Affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the director may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.

(j)

Change in Control.  In the event of a Change in Control, the Deferred Stock Units shall be subject to the provisions of Section 14.1(b) of the Plan as if they were Restricted Stock Units.

(k)

Right of Offset.  The Company shall have the right to offset against the obligation to issue Shares under this Agreement any outstanding amounts the Director then owes to the Company.

(l)

Amendment.  The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, and the Board may amend the Plan in any respect; provided that no such amendment shall materially adversely affect the Director's rights and obligations under this Agreement without the Director's consent.  Any amendment of this Agreement shall be in writing.

(m)

Consent to Electronic Delivery.  By accepting the Deferred Stock Units evidenced hereby, Director hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Director pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Deferred Stock Units via Company web site or other electronic delivery.

(n)

Headings and Captions.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

GREEN PLAINS RENEWABLE ENERGY, INC.

By: ________________________________________

Title: ______________________________________

I have read the Plan and this Agreement and agree to these terms.

____________________________________

Director

Date signed by Director: ___ __, 20__

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